"REVISED PRELIMINARY COPY"
                      FIRST AMERICAN HEALTH CONCEPTS, INC.
                     7776 S. POINTE PARKWAY WEST, SUITE 150
                           PHOENIX, ARIZONA 85044-5424



--------------------------------------------------------------------------------
                      NOTICE OF MEETING AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 11, 1998
--------------------------------------------------------------------------------



To Our Shareholders:

         The Annual Meeting of Shareholders of FIRST AMERICAN HEALTH CONCEPTS, INC. (the "Company") will be held at The Pointe Hilton Resort on South Mountain, 7777 S. Pointe Parkway, Phoenix, Arizona 85044 on Friday, December 11, 1998 at 10:00 A.M., Arizona Time, for the following purposes:

         1.    To elect directors.

         2. To ratify the Board of Directors? recommendation that KPMG Peat Marwick be appointed the Company's independent public accountants for fiscal year 1999.

         3.    To approve the Company's 1998 Stock Option Plan.

         4. To transact such other business as may properly come before the meeting. Management is presently aware of no other business to come before the meeting.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

         The Board of Directors has fixed the close of business on October 5, 1998 as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting or any adjournment thereof and only holders of record of issued and outstanding shares of the Company's Common Stock at that time will be entitled to such notice or so to vote.

         Management of the Company cordially invites you to attend the meeting. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND PERSONALLY ARE REQUESTED TO SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

         Details of the matters to be acted on by the shareholders are set forth in the following Proxy Statement, which is hereby incorporated as a part of this Notice of Meeting.



                       By Order of the Board of Directors
                                John R. Behrmann
                              Chairman of the Board




              MAILED TO SHAREHOLDERS ON OR ABOUT NOVEMBER 12, 1998

                                 PROXY STATEMENT
                                 ---------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FIRST AMERICAN HEALTH CONCEPTS, INC. (the "Company") to be used at the Annual Meeting of Shareholders which will be held on December 11, 1998, and at any adjournment thereof with respect to the matters referred to in the preceding Notice of Meeting. The Company's 1998 Annual Report, containing financial statements reflecting the financial position and results of operations of the Company for the fiscal year ended July 31, 1998, and this Proxy Statement and the preceding Notice of Meeting are being mailed on or about November 12, 1998, to shareholders of record at the close of business on October 5, 1998. As of the record date, there were 2,604,736 shares of the Company's Common Stock outstanding. Shareholders of record are entitled to one vote for each share held of record on each matter of business to be considered at the meeting other than the election of directors. See "Cumulative Voting Rights" under Proposal 1 for information on voting with respect to the election of directors.

VOTING; PROXIES; REVOCATION OF PROXIES

         A shareholder desiring to vote at the Annual Meeting may do so by (i) attending the meeting and voting in person; (ii) signing and dating the proxy which accompanies this Notice of Meeting and Proxy Statement and returning it to the Company; or (iii) duly executing and giving a proxy to a person of the shareholder's choosing. Any proxy so given may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

         In determining whether a quorum exists at the meeting all shares represented in person or proxy will be counted. Presence of holders of a majority of the outstanding stock entitled to vote shall constitute a quorum. Votes will be tabulated by inspectors. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. Each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

         Adoption of Proposals 2 and 3 will require the affirmative vote of a majority of the shares of the Company's Common Stock present and entitled to vote at the Annual Meeting, assuming a quorum is present. For information with respect to election of directors, see "Proposal 1 - Cumulative Voting Rights."

1999 PROXY STATEMENT PROPOSALS

         Each year the Board of Directors submits to the shareholders at the Annual Meeting its nominations for election of directors. Other proposals may be submitted by the Board of Directors or shareholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a shareholder for inclusion in the 1999 Annual Meeting Proxy Statement must be received by the Company not later than June 25, 1999.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

CUMULATIVE VOTING RIGHTS

         Each shareholder present either in person or by proxy at the Annual Meeting will have cumulative voting rights with respect to the election of directors; that is the shareholder will have an aggregate number of votes in the election of directors equal to the number of directors to be elected multiplied by the number of shares of Common Stock of the Company held by such shareholder on the record date. The resulting aggregate number of votes may be cast by the shareholder for the election of any single nominee, or the shareholder may distribute such votes among any number of all of the nominees. The seven nominees receiving the highest number of votes will be elected to the Board of Directors. The cumulative voting rights may be exercised in person or by proxy and there are no conditions precedent to the exercise of such rights. The form of proxy which accompanies this Notice of Meeting and Proxy Statement confers discretionary authority on the proxyholders to vote the shares represented thereby cumulatively in certain cases described immediately below under "Nominees."

NOMINEES

         A board of seven directors is to be elected at the Annual Meeting. Unless otherwise instructed in any proxy, the persons named in the form of proxy which accompanies this Notice of Meeting and Proxy Statement (the "proxyholders") will vote the proxies received by them for the Company's seven nominees whose names are set forth in the following table, all are presently directors of the Company. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxyholders intend, unless otherwise instructed in any proxy, to vote all proxies received by them in such manner in accordance with cumulative voting as will assure the election of as many of the following nominees as possible, and, in such event, the specific nominees to be voted for will be determined by the proxyholders. In the event that authority to vote for any nominee whose name is set forth in the following table is withheld in any proxy, the proxyholders intend, unless otherwise instructed in such proxy, to vote the shares represented by such proxy, in their discretion, cumulatively for one or more of the other nominees named in such table. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will expire upon the election and qualification of his or her successor, expected to be at the next Annual Meeting of Shareholders.

         The names of the nominees, their ages, position(s) with the Company, and periods during which they have held such positions are as follows:


     Name and Year
     First Held Position              Age           Position(s)
     -------------------              ---           -----------

     John R. Behrmann                 63            Director (1)
     (1993)

     Robert J. Delsol                 49            Director (1)
     (1993)

     John W. Heidt                    50            Director (1)
     (1989)

     James J. Meenaghan               60            Director
     (1997)

     Thomas B. Morgan                 73            Director (1)
     (1988)

     John A. Raycraft                 51            Director, President, and CEO
     (1997)

     Robert M. Topol                  73            Director (1)
     (1989)


         (1) Member of the Executive Committee, which Committee has all powers of the entire Board of Directors other than powers denied by law or by resolution of the entire Board of Directors.



INFORMATION CONCERNING NOMINEES

         Information furnished to the Company by such persons, with respect to the business experience of the above nominees for election as directors of the Company, is set forth below.

         JOHN R. BEHRMANN has been a director since November 1993 and Chairman since January 1997. Mr. Behrmann is chairman of the board of Preston Reynolds & Co., Inc., a management company with special emphasis on the oil and gas industry and chairman of Redstone Resources, Inc., a company engaged in natural gas exploration. Mr. Behrmann is also chairman and president of Behrwood Capital

Services, Inc., an investment management company; and Evergreen Industries, Inc., a commercial deer farm; and director and president of Venison America, Inc., a meat processor and distributor. Mr. Behrmann, a CPA, holds a B.S. degree in Commerce and Finance from Bucknell University, Lewisburg, Pennsylvania.

         ROBERT J. DELSOL has been a director of the Company since June 1993. Mr. Delsol is a graduate of California State University, Hayward, with a B.A. degree in accounting. He received his CPA certificate in 1972. He currently serves as President and Chief Executive Officer of Pacific Steel Casting Company; President, Tri-Pacific, Inc., a personal holding company; President, Alpha Capital Company, which he co-founded in 1977; and Executive Vice President, Caron Compactor Company.

         JOHN W. HEIDT has been a director of the Company since November 1989. Mr. Heidt is currently working as a private consultant. He was formerly Vice President and a director of Alpha Capital Company, an investment advisory firm located in Oakland, California, and an employee of Pacific Steel Casting Company, a steel foundry based in Berkeley, California. Prior to these positions Mr. Heidt was a stockbroker in the San Francisco Bay area. Mr. Heidt holds a B.S. degree in Financial Management from California State University in Hayward, California.

         JAMES J. MEENAGHAN has been a director since December 1997. Mr. Meenaghan is currently a private investor residing in Paradise Valley, Arizona and New York City. Mr. Meenaghan retired in 1993 from The Home Insurance Company after serving as Chairman of the Board and Chief Executive Officer for seven years. From 1984 to 1986, he served as President and Chief Executive Officer with the John F. Sullivan Company. Mr. Meenaghan held various positions with the Fireman?s Fund Insurance Co. (San Francisco) from 1964 to 1984. He is currently a Trustee of the Heard Museum (Phoenix) and Chairman/Founder of the POSSE Scholarship Program. Mr. Meenaghan holds a B.S. degree in Mathematics and Philosophy from Fordham University.

         THOMAS B. MORGAN has been a director of the Company since October 1988. Mr. Morgan is currently the President of Citizen Auto Stage Co. and Gray Line Tours, Inc., bus and trucking companies operating in Phoenix and southern Arizona and Secretary/Treasurer, American Bus Association, Washington, D.C. Mr. Morgan is also Past Chairman of Holy Cross Hospital, Nogales, Arizona, and Gray Line Worldwide, Denver, Colorado.

         JOHN A. RAYCRAFT has been a director since December 1997 and previously served as a director from August 1993 to July 1995. Mr. Raycraft began his association with the Company in May 1991 as Executive Vice President. He became the President in August 1992 and the Chief Executive Officer in May 1993. Prior to joining the Company, Mr. Raycraft was associated with California Vision Service Plan and AVP Vision Plan for more than ten years. He holds a B.S. degree in Economics from the California State University in Sacramento.

         ROBERT M. TOPOL has been a director of the Company since November 1989. In June 1994, Mr. Topol retired from Smith Barney Shearson, Inc. after serving as Executive Vice President since 1976, and Director of Unit Trusts since 1980. Mr. Topol serves as Director of E-Z-EM, Inc., a medical products company in Westbury, New York and is a member of the Board of Directors of the American Health Foundation, City Meals and Wheels, Purchase College, and Redstone Resources, Inc.

         The Company maintains a standing Audit Committee currently comprised of John R. Behrmann, Robert J. Delsol, John W. Heidt and James J. Meenaghan. The Audit Committee met one time during fiscal 1998. The basic function of the Audit Committee is to review the financial statements of the Company and to consider such other matters in relation to the internal and external audit of the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate financial reporting.

         The Board of Directors maintains both a Nominating Committee and Compensation and Options Committee currently comprised of John R. Behrmann, Robert J. Delsol, John W. Heidt, Thomas B. Morgan, and Robert M. Topol.

         During the fiscal year ended July 31, 1998, the Board of Directors met on four occasions. During the last fiscal year, no incumbent director, during the period that he was a director, attended fewer than 75% of the aggregate of
(i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         During the fiscal year ended July 31, 1998, a Form 4 for John R. Behrmann reflecting one transaction was not filed on a timely basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         (a) SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS. As of October 5, 1998, the following persons were known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock:

                          Name and Address of                      Amount and Nature of       Percent of
Title of Class             Beneficial Owner                        Beneficial Ownership        Class (1)
--------------             ----------------                        --------------------        ---------
No par value         John R. Behrmann, Chairman of the Board                138,506               5.1%
  common             105 Leader Heights Road, Ste. #100                   (2)(4)(6)
                     York, PA 17404

No par value         Robert J. Delsol, Director                             749,284              27.4%
  common             1425 E. Leimert Blvd., Ste. #400                     (2)(4)(8)
                     Oakland, CA 94602

No par value         Robert M. Topol, Director                              136,000               5.0%
  common             825 Orienta Avenue                                     (2)(11)
                     Mamaroneck, NY 10543

         (b) SECURITY OWNERSHIP OF MANAGEMENT. The stock beneficially owned by all directors, nominees, and executive officers of the Company as of October 5, 1998, is set forth below:

                         Name and Address of                       Amount and Nature of       Percent of
Title of Class            Beneficial Owner                         Beneficial Ownership        Class (1)
--------------            ----------------                         --------------------        ---------
No par value         John R. Behrmann, Chairman of the Board                138,506               5.1%
  common             105 Leader Heights Road, Ste. #100                   (2)(4)(6)
                     York, PA 17404

No par value         Bruce T. Davidson, V.P. Corporate Development           10,000                .4%
  common             6130 N. 31st Ct.                                           (6)
                     Phoenix, AZ 85016

No par value         Robert J. Delsol, Director                             749,284              27.4%
  common             1425 E. Leimert Blvd., Ste. #400                     (2)(4)(8)
                     Oakland, CA 94602

No par value         John W. Heidt, Director                                 44,700               1.6%
  common             1425 Leimert Blvd., Ste. #400                        (2)(4)(9)
                     Oakland, CA 94602

No par value         James J. Meenaghan, Director                            19,000                .7%
  common             6200 N. 61st Place                                      (2)(3)
                     Paradise Valley, AZ 85253

No par value         Thomas B. Morgan, Director                             114,510               4.2%
  common             67 East Baffert Drive                                  (2)(10)
                     Nogales, AZ 8562

No par value         John A. Raycraft, Director                              41,643               1.5%
  common             President and Chief Executive Officer                   (2)(5)
                     7776 S. Pointe Parkway West, #150
                     Phoenix, AZ 85044

No par value         Robert M. Topol, Director                              136,000               5.0%
  common             825 Orienta Avenue                                     (2)(11)
                     Mamaroneck, NY 10543

Officers, directors and nominees                                          1,270,617              46.5%
 as a group (13 persons)                                                     (3)(7)

(1) Percentage is calculated on the basis that all director and officer shares under stock options presently exercisable are deemed outstanding. The total Common Stock outstanding under this basis was 2,731,353 shares.

(2)  A Director.

(3) Includes shares held by officers, directors, nominees, and owners of 5% or more, as community property, in joint tenancy with spouses or having other shared voting rights.

(4) Includes 20,000 shares which may be acquired within 60 days of the record date (10/05/98) upon exercise of stock options.

(5) Includes 39,643 shares which may be acquired within 60 days of the record date (10/05/98) upon exercise of stock options.

(6) Includes 5,000 shares which may be acquired within 60 days of the record date (10/05/98) upon exercise of stock options.

(7) Includes an additional 16,974 exercisable options held by other officers for a total of 121,617 shares which may be acquired within 60 days of the record date (10/05/98) upon exercise of stock options.

(8) Includes 390,722 shares owned by Pacific Steel Casting, a corporation of which Mr. Delsol is President and a major shareholder; with shared voting and investment power; 151,086 shares owned by Pacific Steel Casting Pension Plan and 105,704 by Pacific Steel Casting Profit Sharing Plan, of which Mr. Delsol is a trustee with shared voting and investment power; 23,257 shares owned by Piece of the Pebble, L.P., of which Mr. Delsol as the general partner has sole voting and investment power; 12,000 shares owned by Tri-Pacific, Inc., a personal holding company of which Mr. Delsol as President has sole voting and investment power; and 46,515 shares owned by Alpha Capital Company, Inc., a corporation in which Mr. Delsol as an owner, officer, and director, has shared voting and investment power.

(9) Includes 1,200 shares owned by children over which Mr. Heidt has sole voting and investment power.

(10) Includes 15,000 shares owned by spouse. Mr. Morgan has no voting or investment power with regard to these shares.

(11) Includes 28,000 shares owned by spouse and 60,000 owned by children. Mr. Topol has no voting or investment power with regard to these shares.


                             EXECUTIVE COMPENSATION

       The following table sets forth compensation paid or accrued to each person who was an executive officer of the Company at any time during the fiscal year ended July 31, 1998 whose cash compensation from the Company for services in all capacities during such fiscal year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


                               ANNUAL COMPENSATION

Name                                                                             Other
and                                                                             Annual
Principal                                                                      Compen-        Options/
Position                                Year         Salary         Bonus       sation          SARS
----------------------------------------------------------------------------------------------------
John A. Raycraft                        1998        $159,800       $28,144     $1,999(1)        - 0 -
President/CEO                           1997         154,800        16,954      1,999(1)        - 0 -
                                        1996         154,800        10,585      1,999(1)        - 0 -

Bruce T. Davidson                       1998         139,800         - 0 -       - 0 -          - 0 -
V.P. of Corporate Development           1997         139,800         - 0 -       - 0 -          - 0 -
                                        1996          92,780         2,709     52,500(2)        50,000

(1)  Life insurance policy with spouse as beneficiary.
(2)  Consulting fees prior to employment.



                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS

                                                Percent of Total
                                                Options/SARS
                             Options/           Granted to
                             SARS               Employees in          Exercise or          Expiration
Name                         Granted            Fiscal Year           Base Price           Date
------------------------------------------------------------------------------------------------------
                                                    None


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                          Value of
                                                                    Number of             Unexercised
                                                                    Unexercised           In-the-money
                                                                    Options/SARS          Options/SARS
                                                                    at FY-End             at FY-End

                       Shares Acquired                              Exercisable/          Exercisable/
Name                   on Exercise          Value Realized          Unexercisable         Unexercisable
-------------------------------------------------------------------------------------------------------
                                                    None

DIRECTORS' COMPENSATION

       Directors who are not employees receive $500 per meeting of the Board of Directors attended and an additional $200 per meeting for attending any committee meeting of the Board of Directors of which they are a member.

       Nonstatutory options for 10,000 shares of the Company's Common Stock were granted to one director during the fiscal year ended July 31, 1998, at $3.3125 per share. Nonstatutory options for 20,000 shares each of the Company?s Common Stock have been granted to directors previously as follows: Two during fiscal year ended July 31, 1994, one at $5.4375 per share and one at $8.00 per share; one during the fiscal year ended July 31, 1993, at $4.625 per share; two during the fiscal year ended July 31, 1990, at $2.1875 per share, and one during the fiscal year ended July 31, 1989, at $1.6256 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       During 1993, the Company made a $101,395 loan to John A. Raycraft, President and Chief Executive Officer of the Company, in exchange for an interest bearing note receivable. The agreement provided for quarterly loan payments amounting to 50% of the profit sharing payment due to the officer, with payments applied first to accumulated interest due and then to principal, until paid in full. The note was secured by an insurance policy on the life of the officer. The balance of the note on August 1, 1994 was $65,525.

       During fiscal 1995, the Company loaned the officer an additional $28,000 and agreed to repayment of principal and interest in five annual installments through August 1, 1999. Other terms of the note receivable remain unchanged. The balance of the note on July 31, 1998 was $43,903. During August 1998 a repayment of $18,621 was received from the officer.


                                   PROPOSAL 2
                              SELECTION OF AUDITORS

       The Board of Directors will request that the shareholders ratify its selection of KPMG Peat Marwick as the Company?s independent public accountants for fiscal year 1999. If the shareholders do not ratify the selection of KPMG Peat Marwick, another firm of certified public accountants will be selected as the Company?s independent auditors by the Board of Directors.

       Representatives of KPMG Peat Marwick will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

       The Board of Directors recommends a vote FOR Proposal 2.


                                   PROPOSAL 3
                                 APPROVAL OF THE
                      FIRST AMERICAN HEALTH CONCEPTS, INC.
                             1998 STOCK OPTION PLAN

       The Board of Directors of the Company has approved, and recommends that the shareholders approve, the adoption of the First American Health Concepts, Inc. 1998 Stock Option Plan (the "Plan") for employees, officers and executives of, and consultants and advisors to, the Company and any subsidiary. The Plan authorizes grants of Non-Qualified Stock Options ("NQSOs").

       The Board believes that using long-term incentives under the Plan will be beneficial to the Company as a means to promote the success and enhance the value of First American Health Concepts, Inc. by linking the personal interests of its employees, officers, executives, directors, consultants and advisors to those of its shareholders and by providing such individuals with an incentive for outstanding performance. These incentives also provide the Company flexibility in its ability to attract and retain the services of individuals upon whose judgement, interest, and special effort the successful conduct of the Company's operation is largely dependent. The Plan, if approved by shareholders, will have an effective date of April

1, 1998. The following summary of the Plan is qualified in its entirety by reference to the Plan, a copy of which in included at the end of this Proxy Statement as Exhibit A.

ADMINISTRATION

       The Plan will be administered by either the Board or a committee appointed by the Board consisting of at least two (2) non-employee directors who also qualify as "outside directors" under section 162(m) of the Internal Revenue Code of 1986, as amended "Code". If the Board does not appoint a Committee, any reference herein to the Committee shall be to the Board.

       This Committee will have the exclusive authority to administer the Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction.

ELIGIBILITY

       Persons eligible to participate in the Plan include all employees, officers, executives and directors of, and consultants and advisors to, the Company and its subsidiaries, as determined by the Committee. As of October 5, 1998, there were approximately 17 officers and key employees of the Company and its subsidiaries.

LIMITATION ON AWARDS AND SHARES AVAILABLE

       An aggregate of 300,000 shares of the Company's Common Stock are available for grant under the Plan. The maximum number of shares of Stock that may be subject to one or more awards to a single participant under the Plan during any fiscal year is 50,000. As of October 5, 1998, the closing price of the Company's Common Stock on NASDAQ was $4.25 per share.

DESCRIPTION OF THE AVAILABLE AWARDS

NON-QUALIFIED STOCK OPTIONS

       A NQSO is any stock option that does not qualify as an Incentive Stock Option under Section 422 of the Code.

       No taxable income will be realized by an optionee upon the grant of a NQSO, nor is the Company entitled to a tax deduction by reason of such grant. Upon the exercise of a NQSO, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price and the Company will be entitled to a corresponding tax deduction.

       Upon a subsequent sale or other disposition of common stock acquired through exercise of a NQSO, the optionee will realize capital gain or loss to the extent of any intervening appreciation or depreciation. Such a resale by the optionee will have no tax consequence to the Company.

RECENT TAX CHANGES

       Section 162(m) of the Code, adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any covered employee in any taxable year. Performance-based compensation is outside the scope of the $1 million limitation, and, hence, generally can be deducted by a publicly-held corporation without regard to amount; provided that, among other requirements, such compensation is approved by shareholders. Among the items of performance-based compensation that can be deducted without regard to amount (assuming shareholder approval and other applicable requirements are satisfied) is compensation associated with the exercise price of a stock option so long as the option has an exercise price equal to or greater than the fair market value of the underlying stock at the time of the option grant. All options granted under the Plan and that are intended to qualify as performance-based compensation will have an exercise price at least equal to the fair market value of the underlying stock on the date of grant.

AMENDMENT AND TERMINATION

       The Committee, subject to approval of the Board, may terminate, amend, or modify the Plan at any time; provided, however, that shareholder approval is required for any amendment to the extent necessary or desirable to comply with any applicable law, regulation, or stock exchange rule.

CHANGE OF CONTROL

       In the event of a change of control of the Company, all options granted under the Plan shall become immediately exercisable unless the surviving entity agrees to assume the Awards in a manner that substantially preserves the participants' rights and benefits. Under the Plan, a change in control occurs upon any of the following events: (a) any person (other than a current shareholder or any employee benefit plan) becoming the beneficial owner of 20% or more of the Company's Common Stock; (b) during any two-year period, the persons who are on the Company's Board of Directors at the beginning of such period and any new person elected by two-thirds of such directors cease to constitute a majority of the persons serving on the Board of Directors; or (c) the Company's shareholders approve (1) a merger or consolidation of the Company with another corporation where the Company is not the surviving entity other than a merger in which the Company's shareholders before the merger have the same proportionate ownership after the merger, (2) a plan of complete liquidation or dissolution, or (3) any sale, lease, or other transfer of 40% or more of the Company's assets, other than pursuant to a sale-leaseback, structured finance or other form of financing transaction.

VOTE REQUIRED

       Adoption of the Plan requires approval by holders of a majority of the outstanding shares of Stock who are present, or represented, and entitled to vote thereon, at the Annual Meeting of Shareholders.


       The Board of Directors recommends a vote FOR Proposal 3.

                                     GENERAL


       As of the date of this Proxy Statement, the Board of Directors knows of no other matter which will come before the meeting. In the event that any other matter legally comes before the meeting, the persons named in the accompanying form of Proxy intend to vote all proxies in accordance with their judgment on such matters.

       Shares represented at the Annual Meeting by properly executed and dated proxies in the accompanying form will be voted and, where the shareholder specifies by means of the ballot set forth in the form of Proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. In the absence of any specification with respect to Proposals 2 and 3, proxies will be voted FOR such Proposals.

       The cost of soliciting proxies relating to the Annual Meeting will be borne by the Company. Directors, officers and regular employees of the Company may solicit proxies from the larger shareholders, which solicitation may be made by telephone, telegram or personal interview. In addition, the Company will, upon the request of brokers, dealers, voting trustees and banks and other entities that exercise fiduciary powers, and their nominees, who are holders of record of shares of the Company's Common Stock on the record date referred to above, pay their reasonable expenses for completing the mailing of copies of this Notice of Meeting and Proxy Statement, of the enclosed form of Proxy, and of the Company's 1998 Annual Report to the beneficial owners of such shares of Common Stock.


                      FIRST AMERICAN HEALTH CONCEPTS, INC.
                                John R. Behrmann
                              Chairman of the Board
                                November 12, 1998

                                                                     "EXHIBIT A"

                      FIRST AMERICAN HEALTH CONCEPTS, INC.
                             1998 STOCK OPTION PLAN



         ARTICLE 1 PURPOSE

                1:1 GENERAL The purpose of the First American Health Concepts, Inc. 1998 Stock Option Plan (the "Plan") is to promote the success, and enhance the value, of First American Health Concepts, Inc. (the "Company") by linking the personal interests of selected employees, officers, executives, and directors of, and consultants and advisors to, the Company to those of Company shareholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to shareholders of the Company. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, executives, and directors of, and consultants and advisors to, the Company upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

         ARTICLE 2  EFFECTIVE DATE

                2.1 EFFECTIVE DATES. The Plan is effective as of April 1, 1998 (the "Effective Date"), subject to the subsequent approval of the Plan by the Company's shareholders at its next regularly scheduled meeting after the Effective Date and shall terminate on April 30, 2003.

         ARTICLE 3  DEFINITIONS AND CONSTRUCTION

                3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

                (a) "Award" means any Option granted to a Participant under the Plan.

                (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

                (c) "Board" means the Board of Directors of the Company.

                (d) "Change of Control" means any of the following:

                         (1) any merger of the Company in which the Company or a
wholly owned subsidiary of the Company is not the continuing or surviving entity, or pursuant to which Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Stock immediately prior to the merger have the same proportionate ownership of beneficial interest of common stock or other voting securities of the surviving entity immediately after the merger;

                         (2) any sale, lease, exchange or other transfer (in one
transaction or a series of related transactions) of assets or earning power aggregating more than 40% of the assets or earning power of the Company and its subsidiaries (taken as a whole), other than pursuant to a sale-leaseback, structured finance or other form of financing transaction;

                         (3) any plan or proposal for liquidation or dissolution
of the Company that the shareholders of the Company shall approve,

                         (4) any person  (as such term is used in Section  13(d)
and 14(d)(2) of the Exchange Act), other than any current shareholder of the Company or affiliate thereof or any employee benefit plan of the Company or any subsidiary of the Company or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such employee benefit plan in its role as an agent or trustee for such plan, shall become the beneficial owner (within the meaning of Rule 1 3d-3 under the Exchange Act) of 20% or more of the Company's outstanding Stock; or

                         (5)  during  any  period  of  two  consecutive   years,
individuals who at the beginning of such period shall fail to constitute a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                (e) "Code" means the Internal Revenue Code of 1986, as amended.

                (f)  "Committee"  means the committee of the Board  described in
Article 4.

                (g) "Covered Employee" means an Employee who is a "covered employee" within the meaning of Section 162(m) of the Code.

                (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                (i) "Fair Market Value" means, as of any given date, the fair market value of Stock or other property on a particular date determined by such methods or procedures as may be established from time to time by the Committee.

                (j) "Non-Employee Director" means a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

                (k) "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option under Section 422 of the Code.

                (l)  "Option"  means  a right  granted  to a  Participant  under
Article 7 of the Plan to purchase Stock at a specified price, under specified conditions, during specified time periods. An Option is a Non-Qualified Stock Option

                (m) "Participant" means a person who, as an employee, officer, executive or director of, or as a consultant or advisor to, the Company or any Subsidiary, has been granted an Award under the Plan.

                (n) "Plan" means the First American Health Concepts, Inc. 1998 Stock Option Plan, as amended from time to time.

                (o) "Stock" means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 9.

                (p) "Subsidiary" means any corporation of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

         ARTICLE 4 ADMINISTRATION

                4.1 COMMITTEE. The Plan shall be administered by the Board or a Committee appointed by, and which serves at the discretion of, the Board. If the Board appoints a Committee, the Committee shall consist of at least two individuals, each of whom qualifies as (i) a Non-Employee Director, and (ii) an "outside director" under Code Section 162(m) and the regulations issued thereunder. Reference to the Committee shall refer to the Board if the Board does not appoint a Committee.

                4.2 ACTION BY THE COMMITTEE. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee shall be able to take action with respect to any Award granted to that particular member.

                4.3 AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority and discretion to:

                (a) Designate Participants to receive Awards;

                (b) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

                (c) Determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

                (d) Amend, modify, or terminate any outstanding Award, with the Participant's consent unless the Committee has the authority to amend, modify or terminate Award without the Participant's consent under any other provision of the Plan;
                (e) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

                (f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

                (g) Decide all other matters that must be determined in connection with an Award;

                (h) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

                (i) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

                4.4 DECISIONS BINDING. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

         ARTICLE 5 SHARES SUBJECT TO THE PLAN

                5.1 NUMBER OF SHARES. Subject to adjustment provided in Section 9.1, the aggregate number of shares of Stock reserved and available for grant under the Plan shall be 300,000.

                5.2 LAPSED AWARDS. To the extent that an Award terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares settled in cash will again be available for grant under the Plan.

                5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

                5.4 LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS. Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Section 9.1, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during the Company's fiscal year shall be 50,000.

         ARTICLE 6  ELIGIBILITY AND PARTICIPATION

                6.1      ELIGIBILITY.

                (a) GENERAL. Persons eligible to participate in this Plan include all employees, officers, executives, and directors of, and consultants and advisors to, the Company or a Subsidiary, as determined by the Committee, including such individuals who are also members of the Board.

                (b) FOREIGN PARTICIPANTS. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 5.1 of the Plan.

                6.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award under this Plan.

         ARTICLE 7  STOCK OPTIONS

                7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

                (a) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Committee and set forth in the Award Agreement. It is the intention under the Plan that the exercise price for any Option shall not be less than the Fair Market Value as of the date of grant; provided, however that the Committee may, in its discretion, grant Options with an exercise price of less than Fair Market Value on the date of grant.

                (b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

                (c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock (through actual tender or by attestation), or other property, and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. With Committee's concurrence, the Participant may elect to pay income taxes on the shares at the time they are exercised by surrendering to the Company optioned shares with aggregate market value equal to or less than the applicable taxes.

                (d) EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

         ARTICLE 8 PROVISIONS APPLICABLE TO AWARDS

                8.1 STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

                8.2 EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 8.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

                8.3 TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee.

                8.4 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

                8.5 LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assignable or transferable by a participant other than by will or the laws of descent and distribution.

                8.6 BENEFICIARIES. Notwithstanding Section 8.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married, a designation of a person other than the Participant's spouse as his beneficiary with respect to more than 50 percent of the Participant's interest in the Award shall not be effective without the written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

                8.7 STOCK CERTIFICATES. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

                8.8 ACCELERATION UPON A CHANGE OF CONTROL. If a Change of Control occurs, all outstanding Options shall become fully exercisable and all restrictions on outstanding Awards shall lapse, except in the event that the surviving or resulting entity agrees to assume the Awards on terms and conditions that substantially preserve the Participant's rights and benefits of the Award then outstanding. Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine, except in the event that the surviving or resulting entity agrees to assume the Awards on terms and conditions that substantially preserve the Participant's rights and benefits of the Award then outstanding.

         ARTICLE 9 CHANGES IN CAPITAL STRUCTURE

                9.1 GENERAL. In the event a stock dividend is declared upon the Stock the shares of Stock then subject to each Award (and the number of shares subject thereto) shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of Stock or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to each Award the number and class of shares of Stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.

         ARTICLE 10 AMENDMENT, MODIFICATION AND TERMINATION

                10.1 AMENDMENT, MODIFICATION, AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate amend or modify the Plan provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

                10.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

         ARTICLE 11 GENERAL PROVISIONS

                11.1 NO RIGHTS TO AWARDS. No Participant, employee, or other person shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

                11.2 NO SHAREHOLDERS RIGHTS. No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award

                11.3 WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

                11.4 NO RIGHT TO EMPLOYMENT. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

                11.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

                11.6 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                11.7 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

                11.8 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

                11.9 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                11.10 FRACTIONAL SHARES. No fractional shares of stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

                11.11 SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

                11.12 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended (the "1933 Act"), any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

                11.13 GOVERNING LAW. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Arizona.

                               "PRELIMINARY COPY"


FRONT OF CARD

                            FIRST AMERICAN HEALTH CONCEPTS, INC.
             7776 S. Pointe Parkway West, Suite 150, Phoenix, Arizona 85044-5424
                     ANNUAL MEETING OF SHAREHOLDERS -- DECEMBER 11, 1998
                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

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
     The  undersigned  hereby  appoints John A. Raycraft and Carolyn Hall and each or either of them (with full power of substitution)  to vote and represent all shares of Common Stock  registered in the name of the  undersigned of record at the close of business on October 5, 1998, at the Annual Meeting of Shareholders of FIRST AMERICAN HEALTH CONCEPTS,  INC.
(the "Company") to be held at The Pointe Hilton Resort on South Mountain, 7777 S. Pointe Parkway,  Phoenix,  Arizona, on
December 11, 1998, at 10:00 A.M., Arizona Time, and at any adjournment. Without otherwise limiting the generality of the foregoing, said proxies are directed to vote as follows:

1.  ELECTION OF DIRECTORS   [] FOR all nominees listed below (except as   [] WITHHOLD AUTHORITY to vote for all of the
                               withheld in the space provided below)         nominees listed below

John R. Behrmann, Robert J. Delsol, John W. Heidt, James J. Meenaghan, Thomas B. Morgan, John A. Raycraft, and
Robert M. Topol.

(INSTRUCTION:  To withhold authority to vote for any nominee, write that nominee's name on the following line.)

_______________________________________________________________________________________________________________________
This proxy also grants to the proxyholders the  discretionary  power to vote the proxy for a substitute  nominee in the event any  nominee  becomes  unavailable,  to vote the shares  cumulatively  for one or more,  but less than all of the nominees named above if additional persons are nominated for election as directors and to vote such shares cumulatively for one or more of the nominees named above other than those (if any) for whom authority to vote is withheld.

2.  To ratify the Board of Directors' recommendation to appoint KPMG Peat Marwick
    the Company's independent public accountants for fiscal year 1999................[] FOR    [] AGAINST   [] ABSTAIN

3.  To approve the Company's Stock Option Plan.......................................[] FOR    [] AGAINST   [] ABSTAIN

BACK OF CARD

                                              (Continued from other side)

This proxy when properly  executed will be voted as specified  above, but if no specification is made, it will  be voted
FOR the proposals  listed above.  The  proxyholders  are also  authorized to vote in their  discretion  upon such  other business as may properly come before the meeting or any adjournment thereof (unless this sentence is stricken).


                                                          Dated_________________________________________________________

                                                          ______________________________________________________________
                                                                                     Signature

                                                          ______________________________________________________________
                                                                               Signature if held jointly


                                                          This proxy must be signed exactly as name appears. When shares are held by joint tenants, both  should sign. When  signing as attorney or as trustee, executor or guardian, please give full title as such. If a corporation, please sign in full corporate
                                                          name   by  President  or   other  authorized   officer.  If  a
                                                          partnership, please  sign in  partnership name  by  authorized person.

                                                          PLEASE MARK, SIGN, DATE  AND RETURN  THIS PROXY  CARD PROMPTLY
                                                          USING THE ENCLOSED ENVELOPE.
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